Exhibit 99.1

Clear Channel Outdoor Reports First Quarter 2009 Results

San Antonio, Texas May 11, 2009 Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for its first quarter March 31, 2009.

The Company reported revenues of $582.2 million in the first quarter of 2009, a 25% decrease from the $775.6 million reported for the first quarter of 2008. Included in the Company’s revenue is a $64.5 million decrease due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, the revenue decline would have been 17%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.

Clear Channel Outdoor’s operating expenses decreased 19% to $497.4 million during the first quarter of 2009 compared to 2008. Included in the Company’s first quarter 2009 expenses is a $62.2 million decrease due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, decline in expenses would have been 9%. See reconciliation of expenses excluding effects of foreign exchange to expenses at the end of this press release. Also included in the Company’s first quarter 2009 operating expenses are approximately $3.0 million of non-cash compensation expense, compared to non-cash compensation expense of $2.1 million in the first quarter of 2008, and approximately $6.9 million of restructuring charges.

Clear Channel Outdoor’s net loss and diluted loss per share were $87.9 million and $0.25, respectively, during the first quarter of 2009. This compares to net income of $88.9 million or $0.25 per diluted share in the first quarter of 2008. The Company’s net loss in the first quarter 2009 was primarily attributable to a reduction in revenues. Clear Channel Outdoor’s first quarter 2008 net income included an approximate $75.6 million nontaxable gain, or $0.21 per diluted share, on the divestiture of its interest in a South African outdoor advertising company. Excluding this gain, Clear Channel Outdoor’s first quarter 2008 net income would have been $13.3 million or $0.04 per diluted share. See reconciliation of net income and diluted earnings per share at the end of this press release.

The Company’s OIBDAN was $73.6 million in the first quarter of 2009, a 50% decrease from the first quarter of 2008. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Amount attributable to noncontrolling interest; Income tax benefit (expense); Other operating income – net; Equity in earnings of nonconsolidated affiliates; Interest expense; Other income (expense)—net and Depreciation and amortization. See reconciliation of OIBDAN to net income at the end of this press release.

The Company anticipates filing its Quarterly Report with the Securities and Exchange Commission (SEC) on Form 10-Q later today. This Quarterly Report includes further details and discussion of the Company’s first quarter results.

Mark P. Mays, Chief Executive Officer of Clear Channel Outdoor, commented, “While our outdoor business continues to be impacted by the macroeconomic and advertising related trends of recent months, our outdoor properties are second to none in their quality, locations and innovation, and our employees are the best in the business.”

Paul J. Meyer, President and Chief Executive Officer – Americas and Asia/Pacific, stated, “As was the case in the fourth quarter of 2008, the sluggish U.S. economy negatively affected almost all of our domestic markets and products. However, we were encouraged by the success of our efforts to reduce expenses, which exceeded our expectations. We also were pleased with the continued resilience of our Latin American and Canadian businesses to the global economic downturn, and with the growth in our digital billboard revenue. That growth was due principally to the significant increase in our digital inventory, particularly during the second half of 2008. However, in recognition of the current overall weakness in advertising demand, we have temporarily scaled back our digital deployment plan, especially in our smaller markets.”

Revenue, Direct Operating and SG&A Expenses, and OIBDAN by Division

(In thousands)	Three Months Ended March 31,		% Change
	2009 Post-merger	2008 Pre-merger
Revenue
Americas	$270,187	$333,362	(19)%
International	312,029	442,217	(29)%

Consolidated revenue	$582,216	$775,579	(25)%

Direct Operating and SG&A Expenses by Division
Americas	$193,719	$214,620
Less: Non-cash compensation expense	(2,168)	(1,538)

	191,551	213,082	(10)%

International	303,653	400,824
Less: Non-cash compensation expense	(656)	(392)

	302,997	400,432	(24)%

Plus: Non-cash compensation expense	2,824	1,930

Consolidated direct operating and SG&A expenses	$497,372	$615,444	(19)%

The Company’s 2009 revenue and direct operating and SG&A expenses decreased approximately $64.5 million and $62.2 million, respectively, from foreign exchange movements during the first quarter of 2009 as compared to the same period of 2008.

OIBDAN
Americas	$78,636	$120,280	(35)%
International	9,032	41,785	(78)%
Corporate	(14,024)	(16,056)

Consolidated OIBDAN	$73,644	$146,009	(50)%

See reconciliation of OIBDAN to net income at the end of this press release.

Restructuring Program

On January 20, 2009, CC Media Holdings announced that it had commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. The restructuring program will also include other actions, including elimination of overlapping functions and other cost savings initiatives. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. It is estimated that approximately 40% of the anticipated cost savings and related charges will be attributable to Clear Channel Outdoor. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all. In addition, the restructuring program may be modified or terminated in response to economic conditions or otherwise.

For the first quarter of 2009, the Company recognized approximately $6.9 million of expenses related to the restructuring program.

Restructuring Expenses

(In millions)	Three Months Ended March 31, 2009	Three Months Ended December 31, 2008
Americas	$2.6	$8.4

International	3.2	27.1

Corporate	1.1	—

Total	$6.9	$35.5

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries - Unaudited

	Three Months Ended March 31,		% Change
(In thousands, except per share data)	2009 Post-merger	2008 Pre-merger
Revenue	$582,216	$775,579	(25)%
Direct operating expenses	379,608	470,834	(19)%
Selling, general and administrative expenses	117,764	144,610	(19)%
Corporate expenses	14,246	16,234	(12)%
Depreciation and amortization	101,908	105,090
Other operating income – net	4,612	2,372

Operating income (loss)	(26,698)	41,183

Interest expense	38,773	36,624
Equity in earnings (loss) of nonconsolidated affiliates	(2,293)	78,043
Other income (expense) – net	(3,168)	12,547

Income (loss) before income taxes	(70,932)	95,149
Income tax benefit (expense):
Current	(2,671)	4,901
Deferred	(17,752)	(12,801)

Income tax benefit (expense)	(20,423)	(7,900)

Consolidated net income (loss)	(91,355)	87,249

Amount attributable to noncontrolling interest	(3,475)	(1,657)

Net income (loss) attributable to the Company	$(87,880)	$88,906

Diluted net earnings per share	$(.25)	$.25

Weighted average shares outstanding – Diluted	355,331	355,794

The information in Table 1 is presented for two periods: post-merger and pre-merger. Preliminary purchase accounting adjustments were pushed down to the opening balance sheet of the Company on July 31, 2008 as the merger occurred at the close of business on July 30, 2008 and the results of operations subsequent to this date reflect the impact of the new basis of accounting. The financial reporting periods are presented as follows:

•

The period from January 1, 2009 through March 31, 2009 includes the post-merger period of the Company, reflecting the purchase accounting adjustments related to the merger that were pushed down to the Company.

•

The period from January 1, 2008 through March 31, 2008 includes the pre-merger period of the Company. The consolidated financial statements for all pre-merger periods were prepared using the historical basis of accounting for the Company. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other Operating Income - Net (OIBDAN)

The following tables set forth Clear Channel Outdoor’s OIBDAN for the three months ended March 31, 2009 and 2008. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Amount attributable to noncontrolling interest; Income tax benefit (expense); Other income (expense)- net; Equity in earnings of nonconsolidated affiliates; Interest expense; Other operating income – net; and Depreciation and Amortization.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. It helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2009 actual foreign revenues and expenses at average 2008 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including: (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expense (iv) OIBDAN to net income and (v) Net income and diluted earnings per share excluding certain items discussed earlier.

(In thousands)	Operating income (loss)	Non-cash compensation expense	Depreciation and amortization	Corporate and other reconciling items	OIBDAN
Three Months Ended March 31, 2009 (Post-merger)
Americas	$29,818	$2,168	$46,650	$—	$78,636
International	(46,882)	656	55,258	—	9,032
Corporate	(14,246)	222	—	—	(14,024)
Other operating income – net	4,612	—	—	(4,612)	—

Consolidated	$(26,698)	$3,046	$101,908	$(4,612)	$73,644

Three Months Ended March 31, 2008 (Pre-merger)
Americas	$68,643	$1,538	$50,099	$—	$120,280
International	(13,598)	392	54,991	—	41,785
Corporate	(16,234)	178	—	—	(16,056)
Other operating income – net	2,372	—	—	(2,372)	—

Consolidated	$41,183	$2,108	$105,090	$(2,372)	$146,009

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

	Three Months Ended March 31,		% Change
(In thousands)	2009 Post-merger	2008 Pre-merger
Revenue	$582,216	$775,579	(25)%
Excluding: Foreign exchange decrease (increase)	64,537	—

Revenue excluding effects of foreign exchange	$646,753	$775,579	(17)%

International revenue	$312,029	$442,217	(29)%
Excluding: Foreign exchange decrease (increase)	60,949	—

International revenue excluding effects of foreign exchange	$372,978	$442,217	(16)%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Foreign Exchange Effects to Expense

	Three Months Ended March 31,		% Change
(In thousands)	2009 Post-merger	2008 Pre-merger
Expense	$497,372	$615,444	(19)%
Excluding: Foreign exchange decrease (increase)	62,222	—

Expense excluding effects of foreign exchange	$559,594	$615,444	(9)%

International expense	$303,653	$400,824	(24)%
Excluding: Foreign exchange decrease (increase)	59,416	—

International expense excluding effects of foreign exchange	$363,069	$400,824	(9)%

Reconciliation of OIBDAN excluding Foreign Exchange Effects to OIBDAN

	Three Months Ended March 31,		% Change
(In thousands)	2009 Post-merger	2008 Pre-merger
OIBDAN	$73,644	$146,009	(50)%
Excluding: Foreign exchange decrease (increase)	2,315	—

OIBDAN excluding effects of foreign exchange	$75,959	$146,009	(48)%

Reconciliation of OIBDAN to Net income

	Three Months Ended March 31,		% Change
(In thousands)	2009 Post-merger	2008 Pre-merger
OIBDAN	$73,644	$146,009	(50)%
Non-cash compensation expense	3,046	2,108
Depreciation & amortization	101,908	105,090
Other operating income – net	4,612	2,372

Operating income (loss)	(26,698)	41,183

Interest expense	38,773	36,624
Equity in earnings (loss) of nonconsolidated affiliates	(2,293)	78,043
Other income (expense) – net	(3,168)	12,547

Income (loss) before income taxes	(70,932)	95,149
Income tax benefit (expense):
Current	(2,671)	4,901
Deferred	(17,752)	(12,801)

Income tax benefit (expense)	(20,423)	(7,900)

Consolidated net income (loss)	(91,355)	87,249

Amount attributable to noncontrolling interest	(3,475)	(1,657)

Net income (loss) attributable to the Company	$(87,880)	$88,906

Reconciliation of Net Income and Diluted Earnings per Share (“EPS”)

	Three Months Ended March 31, 2009		Three Months Ended March 31, 2008
(In millions, except per share data)	Net Income	EPS	Net Income	EPS
Reported Amounts	$(87.9)	$(0.25)	$88.9	$0.25
Less: Gain on disposition of asset	—	—	(75.6)	(0.21)

Amounts excluding certain items	$(87.9)	$(0.25)	$13.3	$0.04

About Clear Channel Outdoor Holdings

Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations at (210) 822-2828 or

Media – Lisa Dollinger, Chief Communications Officer, (210) 832-3474

or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements and access to capital markets. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Outdoor’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of the Company’s first Quarter Report on Form 10-Q for the period ended March 31, 2009 or the Company’s Annual Report on Form 10-K for the period ended December 31, 2008. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.